UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

LANDS’ END, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09769	36-2512786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341

1 Lands’ End Lane, Dodgeville, Wisconsin 53595

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2025, Lands’ End, Inc. (the “Company”) and certain of its subsidiaries entered into the Fifth Amendment to Credit Agreement (the “Fifth Amendment”), by and among the Company, the guarantors party thereto, Wells Fargo Bank, National Association (as administrative agent and collateral agent) and the lenders party thereto, with respect to the Company’s asset based revolving credit facility. The Fifth Amendment amends that certain Credit Agreement, dated November 16, 2017, as previously amended by the First Amendment dated December 3, 2019, the Second Amendment dated August 12, 2020, the Third Amendment dated July 29, 2021, and the Fourth Amendment dated May 12, 2023 (as amended, the “ABL Credit Agreement” and the asset-based revolving facility evidenced thereby, the “ABL Facility”). The Fifth Amendment extends the latest maturity date of the ABL Credit Agreement from July 29, 2026, to March 28, 2030. The Fifth Amendment also reduces aggregate commitments from $275 million to $225 million, and reduces the letter of credit sublimit from $70 million to $35 million, in line with the Company’s lower inventory levels and expected letter of credit capacity.

Effective with the Fifth Amendment, the 0.10% adjustment to the SOFR benchmark interest rate was eliminated and the benchmark rates under the ABL Credit Agreement are, at the election of the Company, either: (1) Term SOFR (which is a forward looking term rate based on the secured overnight financing rate), or (2) a Base Rate (which is the greatest of (a) 0% per annum, (b) the federal funds rate plus 0.50%, (c) the one-month Term SOFR rate plus 1.00%, or (d) the Wells Fargo “prime rate”). The borrowing margin for SOFR Rate loans is (i) where the average daily total outstandings for the previous quarter are less than $95.0 million, 1.50%, and (ii) where the average daily total outstandings for the previous quarter are equal to or greater than $95.0 million, 1.75%. For Base Rate loans, the borrowing margin is (i) where the average daily total outstandings for the previous quarter are less than $95.0 million, 0.75%, and (ii) where the average daily total outstandings for the previous quarter are equal to or greater than $95.0 million, 1.00%. Modified ABL Facility fees include (i) a commitment fee of 0.20% or 0.30%, based upon the average daily total outstandings under the ABL Facility for the preceding fiscal quarter, (ii) customary letter of credit fees and (iii) customary annual agent fees. The Fifth Amendment to the ABL Facility also addresses certain compliance, administrative and operational matters.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1†	Fifth Amendment to Credit Agreement, dated March 28, 2025, by and among Lands’ End, Inc. (as the Lead Borrower), the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association (as administrative agent and collateral agent)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish copies of any such schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS’ END, INC.

Date: March 31, 2025	By:	/s/ Peter L. Gray
Name: Peter L. Gray
Title: President, Lands’ End Licensing, Chief Administrative Officer and General Counsel